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                                                                     EXHIBIT 4.1

                    SEE REVERSE FOR RESTRICTIONS ON TRANSFER
              Incorporated under the laws of the State of Delaware




No.                                                                       Shares


                           DIRECT ALLIANCE CORPORATION
                                  COMMON STOCK


This Certifies That                                             is the owner of
                                                 Shares of the Capital Stock of

                           Direct Alliance Corporation

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this day of A.D.



                           , Secretary                               , President


                              SHARES $0.01 Par EACH
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                                 CERTIFICATE FOR

                                     SHARES
                              of the Capital Stock


                                    ISSUED TO

                                      DATE


For Value Received,   hereby sell, assign and transfer unto
                             Shares of the Capital Stock represented by the
within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said Stock on the books of the within named Company with full power of substitution in the premises. Dated
In presence of


NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.